UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 20, 2014

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 West Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

After the end of the last fiscal year of Lifeway Foods, Inc. (the “Company”), Plante & Moran, PLLC (“PM”) continued to serve as and was appointed as the Company’s registered public accounting firm for the fiscal year ending December 31, 2014. At the Annual Meeting of stockholders of Lifeway Foods, Inc. (the “Company”) on June 12, 2013 (the “Annual Meeting”), the stockholders voted to ratify that appointment. However, after considering the benefits of working with a firm with knowledge of the Company’s history and the benefits and cost effectiveness of utilizing another auditor, the board of directors of the Company (the “Board”) determined to explore other options. On June 24, 2014, after determining that the Company would benefit from the review, advice and perspective and cost savings of a new auditing firm, the Company dismissed PM as the independent registered public accounting firm for the Company effective immediately. The Board and the Audit Committee of the Board (the “Audit Committee”) approved the dismissal of PM.

During the years ended December 31, 2013 and 2012 and the subsequent interim period through June 24, 2014, there were no: (1) disagreements with PM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K except as set forth below.

As disclosed in Item 9A of our annual report on Form 10-K for our fiscal year ended December 31, 2012, our President and Chief Executive Officer and our Chief Financial Officer concluded that our internal controls were not effective because a material weakness existed in our internal control over financial reporting related to the classification of certain costs and expenses.  Specifically, the Company and its auditors determined during the audit of our financial statements that certain post-closing adjustments were required with respect to our classification of certain direct manufacturing costs from general and administrative to cost of goods sold, primarily consisting of utilities, wage related expenses and overhead.

As disclosed in Item 9A of our annual report on Form 10-K for our fiscal year ended December 31, 2013, our President and Chief Executive Officer and our Chief Financial Officer concluded that our internal controls were not effective because pervasive material weaknesses existed in our internal control over financial reporting.  Specifically, we had material weaknesses arising from a lack of segregation of duties in financial reporting, a fragmented financial statement preparation process with various levels of input and control resulting from the use of external consultants for the processing and preparation of our financial statements, inadequate systems used to identify, record and review period end activity and calculations of inventory and inadequate entity level controls.

The audit reports of PM on the Company’s consolidated financial statements as of and for the years ended December 31, 2012 and 2013 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The audit report of PM on the effectiveness of internal control over financial reporting as of December 31, 2013 did contain adverse opinion but did not contain a disclaimer of opinion nor was it modified or qualified as to the uncertainty, audit scope, or accounting principles. The adverse opinion as of December 31, 2013 was due to the effect of the material weaknesses and PM concluded in its audit report that the Company did not maintain effective internal control over financial reporting as a result of the material weakness reported in Item 9A of our annual report on Form 10-K for the fiscal year ended December 31, 2013 described above.

The Company furnished a copy of the above disclosures to PM and requested that PM provide a letter addressed to the Commission stating whether or not it agrees with the statements made above. A copy of PM’s letter is attached as Exhibit 16.1 to this Form 8-K.

On June 20, 2014, the Registrant engaged Crowe Horwath LLP as the Company's new principal accountants for the year ending December 31, 2014. The engagement was approved by the Audit Committee and the Board. During the years ended December 31, 2013 and 2012, and the subsequent interim period prior to the engagement of Crowe Horwath LLP, the Company did not consult with Crowe Horwath LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Plante & Moran, PLLC dated June 27, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: June 30, 2014	By:	/s/ Edward Smolyansky
Edward Smolyansky
Chief Financial and Accounting Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Plante & Moran, PLLC dated June 27, 2014.

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